EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Perry Ellis International, Inc. on Form S-4 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity’s change in method of accounting for intangible assets) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Miami, Florida

November 17, 2003